UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

INTERSTAR MILLENNIUM SERIES 2002-1G TRUST

CHALLENGER SECURITISATION MANAGEMENT PTY LTD (as trust manager)

(Exact name of issuing entity and depositor as specified in their charters)

Commonwealth of Australia	333-90190	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 10, 101 Collins Street Melbourne, Victoria 3000, Australia	Not Applicable
(Address of principal executive offices)	(Zip Code)

(613) 8616-1600
(Registrant's telephone number, including area code )

___________Interstar Securitisation Management Pty Limited_____________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to Be Included in the Report

Section 8 – Other Events.

ITEM 8.01. Other Events.

Challenger Securitisation Management Pty Ltd ("Challenger"), as Trust Manager for Interstar Millennium Series 2002-1G Trust (Bloomberg Ticker: IMT 2002-1G) announces that as a direct result of the continued extraordinary global capital market conditions and the consequential dislocation being experienced in U.S. dollar denominated capital markets, the optional call for the Interstar Millennium Series 2002-1G Trust scheduled for July 7, 2009 will not be exercised at that time. Per the transaction documents, the respective note margins paid to investors will step up post the payment date in July 2009 and be reflected in payments received by investors from October 2009. Challenger will continue to closely monitor the offshore markets with a view to calling the outstanding notes on a future payment date where it deems sufficient access to liquidity has returned to the global capital markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHALLENGER SECURITISATION MANAGEMENT PTY LTD
By:	/s/ Andrew Twyford
Name: Andrew Twyford
Title: Director

Dated: May 28, 2009